UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

eMagin Corporation

(Exact name of registrant as specified in charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52
Hopewell Junction, NY 12533

(Address of principal executive office)

Registrant’s telephone number, including area code (845) 838-7900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2017, eMagin Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as the representative of the several underwriters listed in the Underwriting Agreement (the “Underwriters”), to issue and sell 3,300,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, together with warrants to purchase up to 1,650,000 shares of Common Stock with an initial exercise price of $2.45 per share of Common Stock (the “Warrants”), subject to adjustment as described in the Warrants, to a single institutional investor and to Stillwater Trust LLC, a shareholder owning approximately 7% of our outstanding voting stock prior to this offering, at an offering price of $2.00 per fixed combination consisting of one share of Common Stock and associated Warrant to purchase one-half share of Common Stock. The Warrants have a term of five (5) years, exercisable upon the date of issuance. The Common Stock and Warrants are offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-196720) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”).   The Offering closed on May 24, 2017.

The number of shares of Common Stock that may be acquired by any holder upon any exercise of any Warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed, at the holder’s option, either 4.99% or 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of common stock issuable upon such exercise). The holder may elect to increase or decrease the beneficial ownership limitation, provided that the beneficial ownership limitation does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of common stock issuable upon such exercise) and provided that any increase will require 61 days’ prior written notice.  The holder may also elect not to be subject to the beneficial ownership limitation.

In addition, if, at any time while the Warrants are outstanding, we undergo a fundamental transaction, as described in the Warrants and generally including any consolidation or merger with or into another person, sale of all or substantially all of our assets, effecting any tender or exchange offer that is accepted by 50% or more of the outstanding Common Stock, any reclassification, reorganization or recapitalization of our Common Stock, or effecting a change of control of more than 50% of our outstanding shares of Common Stock, then the holder is entitled to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Warrant, and any additional consideration payable as part of the fundamental transaction. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant.

The holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Warrants. In addition, the Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock underlying the Warrants. This option entitles the Warrant holders to elect to receive fewer shares of Common Stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the market price per share of our Common Stock at the time of exercise and the applicable exercise price of the Warrants issued in the Offering. We will provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of Common Stock issuable upon exercise the Warrants by the first trading day after the date on which delivery of the shares is required by the Warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if shares are not timely delivered. The buy-in rights apply if after the first trading day on which delivery of the shares is required by the Warrant, the holder purchases (in an open market transaction or otherwise) shares of our Common Stock to deliver in satisfaction of a sale by the holder of the Warrant shares that the holder anticipated receiving from us upon exercise of the Warrant. We are not required to issue fractional shares upon the exercise of the Warrants.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering (including the Common Stock underlying the Warrants) and the enforceability of the Warrants is attached as Exhibit 5.1 hereto. Copies of the Underwriting Agreement and the Form of Warrant are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On May 19, 2017, we issued a press release announcing the Offering. A copy of this press release is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 24, 2017, the Company voluntarily terminated its unsecured debt financing arrangement with Stillwater Trust LLC (the “Stillwater Facility”).  A description of the Stillwater Facility can be found under the heading “Liquidity and Capital Resources—Unsecured financing arrangement” contained in Item 7 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2016 filed with the Commission on March 29, 2017 and is incorporated herein by this reference. As of the date of its termination, there were no amounts outstanding under the Stillwater Facility. The Company did not incur any early termination penalties in connection with the termination of the Stillwater Facility.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of May 19, 2017 by and between eMagin Corporation and H.C. Wainwright & Co., LLC, as the representative of the several underwriters named therein.

4.1	Form of Warrant to Purchase Common Stock of eMagin Corporation

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press Release, dated May 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: May 24, 2017	By:	/s/ Jeffrey Lucas
Jeffrey Lucas, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of May 19, 2017 by and between eMagin Corporation and H.C. Wainwright & Co., LLC, as the representative of the several underwriters named therein.

4.1	Form of Warrant to Purchase Common Stock of eMagin Corporation

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press Release, dated May 19, 2017.